UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2014

PATHFINDER BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number: 000-23601

Federal	16-1540137
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126
(Address of Principal Executive Office) (Zip Code)

(315) 343-0057
(Issuer's Telephone Number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c))

Section 5 – Corporate Governance and Management

Item 5.02(e)  Compensatory Arrangements of Certain Officers.

On February 21, 2014, the Board of Directors of Pathfinder Bancorp, Inc. adopted a Supplemental Executive Retirement Plan (the “SERP”), effective January 1, 2014.  The SERP benefits certain key senior executives of the Bank who are selected by the Board to participate, including our Named Executive Officers, Thomas W. Schneider, Edward A. Mervine and James A. Dowd.  The SERP is intended to provide a benefit from the Bank upon retirement, death, disability or voluntary or involuntary termination of service (other than “for cause”), subject to the requirements of Section 409A of the Internal Revenue Code.  Accordingly, the SERP obligates the Bank to make a contribution to each executive’s account on the last business day of each calendar year.  In addition, the Bank, may, but is not required to, make additional discretionary contributions to the executive’s accounts from time to time.  All executives currently participating in the plan, including the Named Executive Officers, are fully vested in the Bank’s contribution to the plan.  In the event the executive is terminated involuntarily or resigns for good reason within 24 months following a change in control, the Bank is required to make additional annual contributions the lesser of:  (1) three years or (2) the number of years remaining until the executive’s benefit age, subject to potential reduction to avoid an excess parachute payment under Code Section 280G.  In the event of the executive’s death, disability or termination within 24 months after a change in control, the executive’s account will be paid in a lump sum to the executive or his beneficiary, as applicable.  In the event executive is entitled to a benefit from the SERP due to retirement or other termination of employment, the benefit will be paid either in a lump sum or in 10 annual installments as detailed in his or her participant agreement.

The foregoing description of the Supplemental Retirement Plan and the Supplemental Retirement Plan Agreements for Messrs. Schneider, Mervine and Dowd do not purport to be complete and are qualified in their entirety by reference to the copies of the Supplemental Retirement Plan and Supplemental Retirement Plan Agreements attached hereto as Exhibit 10.12, 10.13, 10.14 and 10.15, respectively, and are incorporated by reference.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

10.12	Supplemental Retirement Plan adopted February 21, 2014, effective January 1, 2014
10.13	Supplemental Retirement Plan Agreement dated February 24, 2014 between Pathfinder Bank and Thomas W. Schneider
10.14	Supplemental Retirement Plan Agreement dated February 24, 2014 between Pathfinder Bank and Edward A. Mervine
10.15	Supplemental Retirement Plan Agreement dated February 24, 2014 between Pathfinder Bank and James A. Dowd

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

Date: February 25, 2014	By: /s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer